CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-93131 on Form N-1A (the “Registration Statement”) of our report dated January 28, 2021, relating to the financial statements and financial highlights of the Parnassus Funds, comprised of Parnassus Mid Cap Growth Fund (formerly known as Parnassus Fund), Parnassus Mid Cap Fund, and Parnassus Endeavor Fund, and the Parnassus Income Funds, comprised of Parnassus Core Equity Fund and Parnassus Fixed Income Fund, appearing in the Annual Reports on Form N-CSR of the Parnassus Funds and the Parnassus Income Funds for the year ended December 31, 2020, and to the references to us under the headings “Financial Highlights,” “General Information” and “Independent Registered Public Accounting Firm” in the Prospectus and under the heading “General” in the Statement of Additional Information, which is part of such Registration Statement.

Costa Mesa, California

April 30, 2021